UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 20, 2009

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2009, Somerset Hills Bancorp (the "Registrant") entered into a Repurchase Letter Agreement (the "Repurchase Agreement") with the United States Department of Treasury (the "Treasury"). Pursuant to the Repurchase Agreement, the Registrant repurchased all of the 7,414 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Preferred Stock") that the Registrant issued to the Treasury on January 16, 2009. The Registrant repurchased the Preferred Stock for $7,414,000, plus accrued and unpaid dividends in the amount of $5,148.61. A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

On May 20, 2009, the Registrant issued a press release announcing that the Registrant repurchased the Preferred Stock issued to the United States Department of the Treasury pursuant to the Capital Purchase Program.  A copy of the May 20, 2009 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:

10.1	Repurchase Letter Agreement dated May 20, 2009, between Somerset Hills Bancorp and the United States Department of the Treasury.
99.1	Press release dated May 20, 2009 with respect to the redemption of the preferred stock issued in connection with the Registrant’s participation the U.S. Treasury’s Capital Purchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: May 20, 2009	By:	/s/ Stewart E. McClure, Jr.
Steward E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Officer